Calculation of Filing Fee Tables
F-1
Abits Group Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, no par value	Other	50,476,408	$ 1.1832	$ 59,723,685.95	0.000087	$ 5,195.96
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 59,723,685.95		$ 5,195.96
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 5,195.96
Offering Note
[1]	Represents up to 50,476,408 ordinary shares, no par value, of Abits Group Inc offered for resale by Shakawe Capital LLC, consisting of (i) up to 18,148,821 ordinary shares that the Company may elect to issue and sell to Shakawe pursuant to the Equity Purchase Agreement, dated as of September 14, 2026, between the Company and Shakawe, and (ii) up to 32,327,587 ordinary shares issued or issuable to Shakawe as a commitment fee, including 26,970,444 additional ordinary shares that may become issuable pursuant to the true-up provisions of the Equity Purchase Agreement and ordinary shares issuable upon exercise of pre-funded warrants issued or issuable in lieu of commitment shares. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Company's ordinary shares as reported on The Nasdaq Capital Market on October 22, 2026, a date within five business days prior to the filing of this Registration Statement, which was $1.1832 per share. Pursuant to Rule 416 under the Securities Act, the Company is also registering an indeterminate number of additional ordinary shares as may become issuable by reason of any share dividends, share splits, recapitalizations or other similar transactions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date